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                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.29

Date: August 28, 2002                         Vendor A/P No. ___________________
                                                   Dept. No 24

                   COSTCO WHOLESALE VENDOR AGREEMENT (BASIC)
                              UNITED STATES (2000)

NETGEAR, Inc. ("Vendor") and both Costco Wholesale Corporation and The Price Company (both referred to as "Costco Wholesale") agree that:

A. AGREEMENT DOCUMENTS. All sales and deliveries of all products by Vendor to Costco Wholesale (or other purchaser under paragraph C below), and all purchase orders by Costco Wholesale to Vendor, will be covered by and subject to the terms of each of the following documents (collectively the "Agreement Documents"):

         -    This Vendor Agreement;

         - The attached Costco Wholesale Standard Terms United States (2000), as they may be amended from time to time ("Standard Terms"); and

         - Each Vendor Purchase Program Agreement, Item Agreement and special program agreements (such as warehouse displays, promotions or rebates) that have been or will be signed between the Vendor and Costco Wholesale.

B. INCONSISTENCY. The above Agreement Documents collectively are an agreement between us, are part of this Vendor Agreement and are incorporated herein by reference. In case of any inconsistency between any Agreement Documents, the last such document in the above list will take priority over any document higher on the list.

C. PURCHASER. Each purchase will be made in the trade name of "Costco Wholesale," but will be for the account of either Costco Wholesale Corporation ("Costco") or The Price Company ("Price") or both, or of their affiliates or licensees for whom Costco and Price act as purchasing agents.

D. INSURANCE. The insurance requirements are set forth in Section 16 of the Standard Terms.

E. DISPUTES. Disputes shall be resolved under Sections 20 and 21 of the Standard Terms.

F. RELATIONSHIP OF THE PARTIES. The relationship between Costco Wholesale and Vendor is that of an independent contractor and Vendor agrees that it has not and shall not hold itself out as, nor shall Vendor be deemed to be, an agent of Costco Wholesale.

G. VENDOR CODE OF CONDUCT. Vendor agrees to comply with Costco Wholesale's vendor Code of Conduct (11-1-99) as outlined in the November 1999 letter from Jim Sinegal, President and CEO, to all Costco Wholesale Vendors.

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H.       OTHER FORMS. The Agreement Documents supersede all terms in Vendor's invoices and other forms, and all prior oral or written communications between us, for the matters covered in the Agreement Documents. No party is entering into these Agreement Documents in reliance on any oral or written promises, representations or understandings other than those in the Agreement Documents. The Agreement Documents can be amended only in a writing signed by an authorized official of each of us.

I. The agreement Documents can be canceled at anytime without cause, by either party upon 60 days written notice to the other party. Vendor agrees to fulfill all outstanding obligations unless otherwise provided in writing by Costco Wholesale.

J. LIMITATION OF LIABILITY. With the exception of Vendor's indemnification obligations set forth in the agreement documents, in no event will either party be liable to the other party for special, direct or consequential damages.

COSTCO WHOLESALE CORPORATION VENDOR:
THE PRICE COMPANY

By: /s/ illegible                            By: /s/ Ray Robidoux
    -------------------------------              -------------------------------
               (Buyer)                             (Signature of Owner, Officer,
                                                   or other Authorized Employee)

By: /s/ illegible                            By: Ray Robidoux
    -------------------------------              -------------------------------
                (GMM)                                 (Print Name and Title)

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COSTCO WHOLESALE STANDARD TERMS
UNITED STATES (2000)

         These terms and conditions ("Standard Terms") apply to every shipment and sale of Merchandise from Vendor either to Costco Wholesale Corporation ("Costco") or The Price Company ("Price") or affiliates or licensees for whom Costco and Price act as purchasing agents ("Affiliate Purchasers"), unless otherwise agreed in writing and signed by Costco or Price and by Vendor. Each purchase will be made in the trade name of "Costco Wholesale," but will be for the account of either Costco or Price or both, or of one of the Affiliate Purchasers. The term "Costco Wholesale" as used below means the entity or entities for which the purchase is being made. The term "Agreement Documents" refers to all documents as defined in the Basic Vendor Agreement.

         1.       MERCHANDISE AND PALLETS.

         (a) "Merchandise" includes all goods described in any Costco Wholesale Purchase Order to Vendor and all packaging, instructions, warnings, warranties and other materials and services normally included with such Merchandise. Packing (including pallets) shall comply with all requirements of the carrier and Costco Wholesale, and its cost is included in the price of the Merchandise. Vendor shall inspect all Merchandise prior to shipment to ensure quality, safety and conformity and to ensure that the Merchandise is properly packed and loaded to prevent transit damage and tampering.

         (b) "Pallets" must at a minimum, be of standard GMA #1 quality, 4 way entry (40" x 48") or CHEP. In the event pallets do not meet these minimum standards, Costco Wholesale, at its sole option, may, at Vendor's sole expense, reject the Merchandise and/or rework the pallets.

         2. PURCHASE ORDERS. Vendor may ship only against a written Costco Wholesale Purchase Order ("Purchase Order"). A Purchase Order shall be considered an acceptance of any offer to sell by Vendor. Also, shipment in response to a Purchase Order is acceptance of the Purchase Order and of these Standard Terms. Except as specified in a Purchase Order, projections, any past purchasing history and representations about quantities to be purchased are not binding and Costco Wholesale shall not be liable for any act or expenditure (including expenditures for equipment, labor, materials or packaging) by Vendor in reliance on them. The relationship between Costco Wholesale and Vendor is that of an independent contractor and Vendor agrees that it has not and shall not hold itself out as, nor shall Vendor be deemed to be, an agent of Costco Wholesale.

         3. P.O. & ITEM NUMBER. Vendor shall mark all invoices, bills of lading, and packing lists to show legibly the complete Costco Wholesale Purchase Order and Item number(s) to which they relate.

         4. DOCUMENTS. Vendor shall comply with all billing, payment and document instructions in the Costco Wholesale Vendor Credit Information Packet, as it may be revised from time to time. On the date any Merchandise is shipped, Vendor shall send to the "Bill To" address an original invoice which reflects Costco Wholesale's Purchase Order and accounts payable vendor number. The actual scale weights shall be shown on all bills of lading and other shipping documents which must accompany the Merchandise to the shipping destination. Any claims submitted by Vendor to Costco Wholesale regarding unpaid invoices, partial payments, RTVs, rebate or audit deductions, etc. must be submitted on a Costco Wholesale Standard Vendor Claim Form.

         5. PRICE CHANGES. The prices on Costco Wholesale's Purchase Order are not subject to any increase or additional charges because of increased cost, any change in law or any other reason. Also, Vendor must give Costco Wholesale [*] advance written notice of any price change on future orders.

         6. PAYMENT. Unless otherwise agreed in writing, Costco Wholesale shall not be obligated to pay any invoice until [*] after delivery is completed under Section 7 below. Vendor shall not assign or factor its account without prior written notice by Vendor to Costco Wholesale. Said assignee or factoring third party is only entitled to the payment validly owed to Vendor and said assignment does not confer upon assignee or factor any other rights. Once the account has been assigned to a third party, the assignment shall not be changed or discontinued without the prior written consent of both the Vendor and such third party and prior written notice to Costco Wholesale.

         7. DELIVERY. Vendor will be responsible for making all claims with the carrier, in writing, for all losses or damages and/or rework expenses regardless of whether Costco Wholesale arranges carriage, designates the carrier and/or pays the freight. Sales are on a delivered basis and Vendor's delivery of the Merchandise will occur and risk of loss will pass only when and to the extent conforming Merchandise has been received at the Costco Wholesale warehouse or depot designated in the Purchase Order and a Costco Wholesale employee has signed the bill of lading or other shipping document acknowledging that receipt. However, if the Purchase Order designates an FOB sale with delivery to an ocean port or carrier for ocean shipment, the terms of sale and delivery will be FOB Vessel Incoterms 2000. All ocean shipments for Hawaii and Alaska are FOB Costco Wholesale.

         8. LATE SHIPMENT. Costco Wholesale [*]. Vendor shall notify Costco Wholesale immediately if any shipment will not occur in time to arrive by the "Ship To Arrive Date". Vendor shall ship back orders and late shipments only to the extent authorized in writing by Costco Wholesale, and only on a freight prepaid basis at Vendor's expense.

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COSTCO WHOLESALE STANDARD TERMS                              UNITED STATES(2000)

         9. COMPLIANCE WITH LAWS. Vendor warrants all Merchandise to be manufactured, processed, packaged, labeled, tagged, tested, certified, accurately marked, weighed, inspected, shipped and sold in compliance with all applicable industry standards and all applicable federal, state, provincial and local laws, treaties and regulations, including by way of example all laws and regulations relating to health, safety, environment, serial and identification numbers, labeling and country of origin designation; and including all FDA, toxic substances, OSHA and EPA regulations, Federal Meat Inspection Act or Poultry Products Inspection Act, or any other food safety statute; Customs requirements; and the requirements of California Proposition 65. Vendor agrees to execute and/or furnish to Costco Wholesale on reasonable request, all certifications, guaranties and other documents regarding compliance with such laws and regulations, including any Material Safety Data Sheet ("MSDS") as required by OSHA regulations.

         10. U.L. All electrical Merchandise must be approved by Underwriter's Laboratories, Inc.

         11. ABILITY TO SELL. Vendor warrants and represents to Costco Wholesale that the Merchandise and its resale will not infringe any patent, trademark, trade dress, trade name, copyright or other right; that the Merchandise is without defects and has adequate warnings and instructions; and that Vendor is not a party to any agreement or understanding, and that there is no other impediment or restriction that limits, prohibits or prevents Vendor from selling and delivering the Merchandise to Costco Wholesale or limits, prohibits or prevents Costco Wholesale from reselling the Merchandise.

         12.      REJECTION/MERCHANDISE RETURN.

         (a) Costco Wholesale [*], any Merchandise, shipment or portion thereof that is non-conforming, or that is shipped contrary to Costco Wholesale's instructions, or that is in excess of the quantities covered by the Purchase Order, or that allegedly contains any defect or inadequate warnings or instructions, or allegedly violates any law, regulation, or court or administrative order, or allegedly infringes any patent, trade name, trade dress, trademark, copyright or other right;

         (b) [*]. Vendor hereby assumes, and shall bear and pay, all risks and expenses of unpacking, examining, repacking, storing, holding and/or reshipping or returning any such Merchandise, and shall reimburse Costco Wholesale its net landed cost for such Merchandise as shown on the books of Costco Wholesale, in addition to any other remedies available to Costco Wholesale. In the event Vendor's payment terms include a cash discount, such discount is not refundable to Vendor upon return of Merchandise pursuant to this
Section 12;

         (c)      [*]

         (d) In the event Costco Wholesale cancels any Purchase Order pursuant to Section 8, rejects any Merchandise due to its non-conformance pursuant to this Section 12, accepts customer returns pursuant to Section 13, or exercises its rights under Section 14, Costco Wholesale shall not be liable for any, damages including consequential or incidental damages or lost profits or expenses incurred by Vendor as a result of such cancellation, rejection, acceptance, revocation of acceptance, refund, or offset.

         13. CUSTOMER RETURNS. Costco Wholesale may reject or revoke acceptance of any Merchandise returned by Costco Wholesale's customers for any reason stated in Section 12(a) above.

         14. REFUND; OFFSETS. At Costco Wholesale's option, Vendor [*]; and Costco Wholesale may offset any such amounts against amounts Costco Wholesale owes to Vendor. Costco Wholesale may also offset costs associated with defective pallets, monies owed for regulatory fines or penalties (including associated attorneys' fees), any rebates/incentive allowances and any other amounts owed by Vendor against amounts Costco Wholesale owes to Vendor. Costco Wholesale may, at the end of a season, at the close of a business relationship, or otherwise, hold back a reasonable reserve for future claims against amounts owed. In the event there remains an outstanding balance owed Costco Wholesale after such offset, Vendor shall immediately pay to Costco Wholesale said balance.

         15. INDEMNITY. Vendor shall defend, hold harmless and indemnify Costco Wholesale and its subsidiaries, affiliates, employees, agents and representatives from and against any and all claims, actions, liabilities, losses, fines, penalties, costs and expenses (including reasonable attorneys' fees) arising out of:

         (a) Any actual or alleged infringement of any patent, trademark, trade name, trade dress, copyright or other right relating to any Merchandise, or other breach of these Standard Terms,

         (b) Any actual or alleged death of or injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, claimed to result in whole or in part from the Merchandise or any actual or alleged defect in such Merchandise, whether latent or patent, including any alleged failure to provide adequate warnings, labeling or instructions,

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COSTCO WHOLESALE STANDARD TERMS                              UNITED STATES(2000)

         (c) Any actual or alleged violation of any law, statute or ordinance or any administrative order, rule or regulation relating to the Merchandise, or to its manufacture, shipment, import, labeling, weights and measurements, use or sale, or any failure to provide an MSDS or certification, or

         (d) Any act, activity or omission of Vendor or any of its employees, representatives or agents, including activities on Costco Wholesale's premises and the use of any vehicle, equipment, fixture or material of Vendor in connection with any sale to or service for Costco Wholesale.

These indemnities and obligations of Vendor shall not be affected or limited in any way by Costco Wholesale's extension of warranties to its customers, or by any approval, specification, act or omission of Costco Wholesale. Vendor shall have no obligation to defend, hold harmless and indemnify Costco Wholesale for Costco Wholesale's sole negligence or intentional acts.

         16.      INSURANCE.

         (a) Vendor shall obtain and maintain, at its expense, a policy or policies of:

                  (i) Commercial General Liability (including product and completed operations, personal and advertising injury and contractual liability coverage), with a minimum of [*] General Aggregate limit; [*] Products and Completed Operations Aggregate limit; and [*] each occurrence, written on an occurrence form.

                  (ii) For Vendors whose employees enter Costco Wholesale's premises, Workers' Compensation Insurance with statutory limits and Employers' Liability (Stop-Gap Liability) insurance with minimum limits of [*]; Automobile Liability Insurance with [*] coverage limits for each accident, including owned, non-owned and hired vehicles.

         (b) Vendor will provide Certificates of Insurance at all times naming Costco Wholesale Corporation and The Price Company as "Additional Insureds" with respect to General Liability and Automobile Liability policies, and attach the Broad Form Vendor Endorsement executed in favor of Costco Wholesale and The Price Company, to the Certificates of Insurance, and protecting all parties from the liability set forth in 16(a) above. Vendor's insurers must be Best's rated B+, VII or better. Vendor shall provide the Certificates of Insurance, evidencing the required coverage, prior to receiving a Purchase Order from Costco Wholesale.

         (c) Policy limits may not be reduced, terms changed, or policy canceled with less than thirty (30) days' prior written notice to Costco Wholesale. Vendor's insurance shall be primary with respect to all obligations assumed by the Vendor pursuant to the Agreement Documents. It shall be the responsibility of the Vendor to ensure that any of its agents, representatives, subcontractors, and independent contractors comply with the above insurance requirements. Coverage and limits referred to above shall not in any way limit the liability of the Vendor.

         17. RECALLS. In the event Merchandise is the subject of a recall (which includes safety notices) initiated by Costco Wholesale, Vendor, or a government or consumer protection agency, Vendor shall be responsible for all costs and expenses associated with the recall or notice and shall reimburse Costco Wholesale for all costs and expenses incurred by Costco Wholesale related to the recall or notice, including recalling, shipping and/or destroying the Merchandise (and where applicable, any products with which the Merchandise has been packaged, consolidated or commingled), including refunds to customers and Costco Wholesale's net landed cost of unsold Merchandise.

         18. TAXES. Costco Wholesale's purchase is for resale unless Costco Wholesale otherwise states in writing. Vendor's pricing should be exclusive of all sales, use and like taxes. If claiming the resale sales tax exemption, Costco Wholesale .will provide Vendor with valid tax exemption (resale) certificates for those states where deliveries are to be made. Vendor's invoicing Costco Wholesale for any tax or fee shall constitute a warranty that Vendor is duly registered with the agency which levies the tax or fee. If Vendor does not remit the tax or fee to the appropriate agency, and/or if the same tax or fee is subsequently assessed by the agency against Costco Wholesale, Vendor shall reimburse Costco Wholesale for all amounts of tax or fee Costco Wholesale has remitted to Vendor to date and Vendor shall defend, indemnify and hold harmless Costco Wholesale against all losses, penalties, interest and expenses (including attorneys' fees).

         19. OTHER REMEDIES. The exercise of any remedy herein shall be without prejudice to any other right or remedy available to either party.

         20. DISPUTES AND ARBITRATION. All claims and disputes that (1) are between Vendor and Costco Wholesale or its affiliates, Affiliate Purchasers, subsidiaries, parents and/or their employees, and (2) arise out of or relate to the Agreement Documents or any agreement or transaction or occurrence between Vendor and Costco Wholesale or to their performance or breach (including any tort or statutory claim) ("Arbitrable Claims"), shall be arbitrated under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), in English at Seattle, Washington, before one neutral arbitrator who may be a national of any party and who shall be a member of the AAA's Large Complex Case Panel. All documents and information relevant to the claim or dispute in the possession of any party shall be made available to the other party not later than sixty (60) days after the demand for arbitration is served, and the arbitrator may permit such depositions or other discovery deemed necessary for a fair hearing. The hearing may not

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COSTCO WHOLESALE STANDARD TERMS                              UNITED STATES(2000)

exceed two days. The award shall be rendered within 120 days of the demand. The arbitrator may award interim and final injunctive relief and other remedies, but may not award punitive damages. No time limit herein is jurisdictional. Any award of the arbitrator (including awards of interim or final remedies) may be confirmed or enforced in any court having jurisdiction. Notwithstanding the above, Costco Wholesale or Vendor may bring court proceedings or claims against each other (i) solely as part of separate litigation commenced by an unrelated third party, or (ii) if not first sought from the arbitrator, solely to obtain in the state or federal courts in King County, Washington, temporary or preliminary injunctive relief or other interim remedies pending conclusion of the arbitration. In the case of contradiction between the provisions of this
Section 20 and the Commercial Arbitration Rules of AAA, this Section shall prevail.

         21. VENUE; ATTORNEYS' FEES. Vendor consents to the personal jurisdiction and venue of the federal and state courts in King County, Washington, for any court action or proceeding. The prevailing party in any arbitration or court action or proceeding shall be awarded its reasonable attorneys' fees, expenses and costs.

         22. GOVERNING LAW. The Agreement Documents and all agreements between Vendor and Costco Wholesale shall be governed by and construed according to the laws of the state of Washington without regard to conflicts of laws principles.

         23. SEVERABILITY. If any provision of any Agreement Document or of any agreement between Vendor and Costco Wholesale is held invalid or unenforceable, it shall be so held to the minimum extent required by law and all other provisions shall remain valid and enforceable.

         24. BAR CODES. Vendor shall place on all Merchandise sold to Costco Wholesale an accurate Universal Product Code ("UPC") that complies with the written Costco Wholesale Uniform Product Code Requirements, as amended from time to time. Vendor will promptly supply Costco Wholesale with its 12-digit manufacturer assigned UPC number. If Vendor fails to place an accurate UPC on any Merchandise, Costco Wholesale may assess Vendor for Costco Wholesale's internal costs and any associated fines, costs, expenses or attorneys' fees levied. If requested by Costco Wholesale, Vendor shall place Costco Wholesale's assigned item number on all Merchandise supplied to Costco Wholesale.

         25. CALIF. PROP. 65. Vendor represents it is fully aware of, and agrees to comply with, California Proposition 65 (Calif. Health & Safety Code 25249.5-25249.13) and its implementing regulations (22 Calif. Code Reg. Section 12000 et seq), including the following:

                  (1) The Merchandise must not contain chemicals known to the State of California to cause cancer or reproductive toxicity; or

                  (2) The quantity of the chemical in question is in compliance with the Federal and California standards, or the Merchandise must carry a warning label that complies with California law.

Vendor shall provide Costco Wholesale a current MSDS that meets the requirements of OSHA regulations and California Admin. Code, Title 8, Section 5194, or a statement from the manufacturer that no MSDS is legally required for the Merchandise.

         26.      OZONE LAWS. Vendor represents and certifies that:

                  (1) No Merchandise contains any foam or other substances ("Banned Substances") banned under regulations adopted by the U.S. Environmental Protection Agency ("EPA") or under any other U.S. laws or regulations; and

                  (2) The Merchandise either (a) does not contain and/or is not manufactured with the use of any Class 1 or Class II Ozone-Depleting Chemicals ("ODCs"), or (b) is properly labeled in full compliance with EPA regulations and other applicable laws and regulations.

         27. TRADEMARKS. The ownership and exclusive use of the trademarks owned by Costco Wholesale, which include Costco Wholesale and all derivatives thereof, shall remain vested in Costco Wholesale and Vendor shall have no rights or interest in them. Vendor agrees that prior to using Costco Wholesale's marks or logo in any manner, it will obtain prior written consent and comply with Costco Wholesale's Guidelines.

         28. CHILD/FORCED PRISON LABOR LAWS AND VENDOR CODE OF CONDUCT. Vendor, by signing the Vendor Agreement, represents and warrants that it and its subcontractors/suppliers will comply with all applicable local government regulations regarding minimum wage, living conditions, overtime, working conditions, child labor laws and the applicable labor and environmental laws. Vendor further represents and warrants that it and its subcontractors/suppliers do not use any form of forced prison labor and/or child labor under the age of 14 or the minimum age required by the local government, whichever is older. Vendor also agrees to comply with Costco Wholesale's Vendor Code of Conduct.

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